CrowdStrike Reports Second Quarter Fiscal Year 2023 Financial Results

•Ending ARR grows 59% year-over-year to reach $2.14 billion
•Achieves record net new ARR of $218 million with accelerating year-over-year growth
•Adds record 1,741 net new subscription customers
•Cash flow from operations of $210 million grows 94% year-over-year, free cash flow of $136 million grows 84% year-over-year

AUSTIN, Texas, August 30, 2022 -- CrowdStrike Holdings, Inc. (Nasdaq: CRWD), a global cybersecurity leader that provides cloud-delivered protection of endpoints, cloud workloads, identity and data, today announced financial results for the second quarter fiscal year 2023, ended July 31, 2022.

“CrowdStrike delivered a strong second quarter with new milestones across the business. Ending ARR surpassed the $2 billion milestone, net new ARR reached a record $218 million and net new subscription customers reached a record 1,741 in the quarter. As organizations respond to macroeconomic conditions, they are prioritizing investments and looking to standardize with a security partner they can trust to achieve better protection with less time, fewer resources and lower total cost of ownership. Our ability to deliver immediate ROI and consolidate the security and IT stack significantly sets us apart from the competition,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer.

Commenting on the company's financial results, Burt Podbere, CrowdStrike’s chief financial officer, added, “CrowdStrike delivered robust growth at scale and exceptional unit economics with over 80% year-over-year growth in operating and free cash flow. We are raising our guidance for fiscal year 2023, which reflects our technology advantage and strong industry tailwinds combined with a pragmatic view of current macroeconomic conditions. Additionally, we remain committed to delivering increased non-GAAP operating leverage and 30% or more free cash flow margin for the full year.”

Second Quarter Fiscal 2023 Financial Highlights

•Revenue: Total revenue was $535.2 million, a 58% increase, compared to $337.7 million in the second quarter of fiscal 2022. Subscription revenue was $506.2 million, a 60% increase, compared to $315.8 million in the second quarter of fiscal 2022.

•Annual Recurring Revenue (ARR) increased 59% year-over-year and grew to $2.14 billion as of July 31, 2022, of which $218.1 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was approximately 76% in both the second quarter of fiscal 2023 and 2022. Non-GAAP subscription gross margin was approximately 78% in both the second quarter of fiscal 2023 and 2022.

•Income/Loss from Operations: GAAP loss from operations was $48.3 million, compared to $47.4 million in the second quarter of fiscal 2022. Non-GAAP income from operations was $87.3 million, compared to $35.3 million in the second quarter of fiscal 2022.

•Net Income/Loss Attributable to CrowdStrike: GAAP net loss attributable to CrowdStrike was $49.3 million, compared to $57.3 million in the second quarter of fiscal 2022. GAAP net loss per share attributable to CrowdStrike, basic and diluted was $0.21, compared to $0.25 in the second quarter of fiscal 2022. Non-GAAP net income attributable to CrowdStrike was $85.9 million, compared to $25.9 million in the second quarter of fiscal 2022. Non-GAAP net income attributable to CrowdStrike per share, diluted, was $0.36, compared to $0.11 in the second quarter of fiscal 2022.

•Cash Flow: Net cash generated from operations was $209.9 million, compared to $108.5 million in the second quarter of fiscal 2022. Free cash flow was $135.8 million, compared to $73.6 million in the second quarter of fiscal 2022.

•Cash and Cash Equivalents was $2.32 billion as of July 31, 2022.

Recent Highlights

•Added 1,741 net new subscription customers in the quarter for a total of 19,686 subscription customers as of July 31, 2022, representing 51% growth year-over-year.

•CrowdStrike’s subscription customers that have adopted five or more, six or more and seven or more modules was 59%, 36% and 20%, respectively, as of July 31, 2022.

•Achieved the highest Mac malware protection score in AV-Comparatives Mac Security Test and Review 2022 and won the Approved Security Product award for the fifth consecutive time.

•Named Best Security Company by 2022 SC Awards US and received the Best Emerging Technology Award at SC Awards Europe 2022 for Falcon XDR.

•Earned Frost & Sullivan’s 2022 Global Technology Innovation Leadership Award in Endpoint Security.

•Announced the general availability of the Falcon Identity Threat Protection module for its GovCloud-1 environment. This makes Falcon Identity Threat Protection available to U.S. public sector organizations that require Federal Risk and Authorization Management Program (FedRAMP) Moderate or Impact Level 4 (IL-4) authorization.

•Unveiled CrowdStrike Asset Graph, a new graph database powered by the CrowdStrike Security Cloud that provides visibility into IT assets alongside visibility into attack surfaces to simplify IT operations and stop breaches.

•Launched Falcon OverWatch Cloud Threat Hunting, the first standalone cloud threat hunting service for threats originating, operating or persisting in cloud environments.

•Introduced the first AI-powered Indicators of Attack (IoA), new innovations for fileless attack prevention and enhanced visibility for stealthy cloud intrusions.

•Added new Cloud Native Application Protection Platform (CNAPP) capabilities, including support for Amazon Elastic Container Service (ECS) within AWS Fargate to enable Software Composition Analysis (SCA) for open source software and expand image registry scanning for eight new container registries.

•Announced the release of the Open Cybersecurity Schema Framework (OCSF) project, a collaborative open-source effort among cybersecurity and technology leaders to break down silos that impede cybersecurity teams’ abilities to quickly and effectively detect, investigate and stop breaches.

Financial Outlook

CrowdStrike is providing the following guidance for the third quarter of fiscal 2023 (ending October 31, 2022) and increasing its guidance for fiscal year 2023 (ending January 31, 2023):

	Q3 FY23 Guidance	Full Year FY23 Guidance
Total revenue	$569.1 - $575.9 million	$2,223.0 - $2,232.0 million
Non-GAAP income from operations	$72.7 - $77.7 million	$321.8 - $328.5 million
Non-GAAP net income attributable to CrowdStrike	$73.0 - $78.0 million	$313.7 - $320.5 million
Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	$0.30 - $0.32	$1.31 - $1.33
Weighted average shares used in computing Non-GAAP net income per share attributable to common stockholders, diluted	241 million	240 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, including purchased patents, amortization of debt issuance costs and discount, legal reserve and settlement charges or benefits, gain (loss) and other income from strategic investments, and acquisition-related expenses. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations, non-GAAP net income attributable to

CrowdStrike, and non-GAAP net income per share attributable to CrowdStrike common stockholders is not available without unreasonable effort.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the second quarter of fiscal 2023 and outlook for its fiscal third quarter and fiscal year 2023 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	August 30, 2022
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Pre-registration link for dial-in access:	register.vevent.com/register/BIbbb440746d774634bbe655adba4a5730
Webcast:	ir.crowdstrike.com
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future growth, and future financial and operating performance, including our financial outlook for the fiscal third quarter and fiscal year 2023. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with managing our rapid growth; our ability to identify and effectively implement the necessary changes to address execution challenges; the impact of the COVID-19 pandemic on our and our customers’ business; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; our ability to successfully integrate acquisitions; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; our ability to collaborate and integrate our products with offerings from other parties to deliver benefits to customers; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions, including those related to inflation, COVID-19 and geopolitical uncertainty.

Additional risks and uncertainties that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, including our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures” section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
About CrowdStrike Holdings
CrowdStrike Holdings, Inc. is a global cybersecurity leader that provides cloud-delivered protection of endpoints, cloud workloads, identity and data.
Powered by the CrowdStrike Security Cloud and advanced artificial intelligence, the CrowdStrike Falcon® platform delivers better outcomes to customers through rapid and scalable deployment, superior protection and performance, reduced complexity and immediate time-to-value.
CrowdStrike Falcon leverages a single lightweight-agent architecture with integrated cloud modules spanning multiple security markets, including corporate workload security, managed security services, security and vulnerability management, IT operations management, threat intelligence services, identity protection and log management.

For more information, please visit: ir.crowdstrike.com

CrowdStrike, the CrowdStrike logo, and other CrowdStrike marks are trademarks and/or registered trademarks of CrowdStrike, Inc., or its affiliates or licensors. Other words, symbols, and company product names may be trademarks of the respective companies with which they are associated.
Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley, Vice President of Investor Relations
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Kevin Benacci, Sr. Director, Corporate Communications
press@crowdstrike.com
216-409-5055
###

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue
Subscription	$506,199	$315,836	$966,021	$597,064
Professional services	28,954	21,854	56,966	43,469
Total revenue	535,153	337,690	1,022,987	640,533
Cost of revenue
Subscription (1)(2)	120,087	75,993	228,029	140,896
Professional services (1)	20,480	14,439	39,370	28,041
Total cost of revenue	140,567	90,432	267,399	168,937
Gross profit	394,586	247,258	755,588	471,596
Operating expenses
Sales and marketing (1)(2)	224,766	153,861	418,298	288,992
Research and development (1)(2)	137,864	90,455	261,263	168,635
General and administrative (1)(3)(4)	80,263	50,345	148,217	92,719
Total operating expenses	442,893	294,661	827,778	550,346
Loss from operations	(48,307)	(47,403)	(72,190)	(78,750)
Interest expense(5)	(6,335)	(6,296)	(12,633)	(12,526)
Other income, net(6)	11,107	619	14,319	5,387
Loss before provision for income taxes	(43,535)	(53,080)	(70,504)	(85,889)
Provision for income taxes(7)	4,778	4,238	8,218	54,300
Net loss	(48,313)	(57,318)	(78,722)	(140,189)
Net income attributable to non-controlling interest	972	—	2,086	2,178
Net loss attributable to CrowdStrike	$(49,285)	$(57,318)	$(80,808)	$(142,367)
Net loss per share attributable to CrowdStrike common stockholders, basic and diluted	$(0.21)	$(0.25)	$(0.35)	$(0.63)
Weighted-average shares used in computing net loss per share attributable to CrowdStrike common stockholders, basic and diluted	232,554	226,362	231,850	225,276
_____________________________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Subscription cost of revenue	$7,271	$5,294	$13,849	$9,579
Professional services cost of revenue	3,502	2,389	6,503	4,417
Sales and marketing	40,567	25,265	67,277	42,679
Research and development	40,043	25,808	74,079	43,609
General and administrative	40,167	17,531	72,336	30,365
Total stock-based compensation expense	$131,550	$76,287	$234,044	$130,649

(2)Includes amortization of acquired intangible assets, including purchased patents, as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Subscription cost of revenue	$3,427	$2,771	$6,852	$4,766
Sales and marketing	648	547	1,297	969
General and administrative	29	—	43	—
Total amortization of acquired intangible assets	$4,104	$3,318	$8,192	$5,735
(3)Includes acquisition-related expenses as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
General and administrative	$—	$596	$301	$4,941
Total acquisition-related expenses	$—	$596	$301	$4,941
(4)Includes legal reserve and settlement charges as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
General and administrative	$—	$2,500	$—	$2,500
Total legal reserve and settlement charges	$—	$2,500	$—	$2,500
(5)Includes amortization of debt issuance costs and discount as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Interest expense	$547	$546	$1,093	$1,093
Total amortization of debt issuance costs and discount	$547	$546	$1,093	$1,093
(6)Includes gains and other income from strategic investments as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Other income, net	$1,943	$—	$4,172	$4,356
Total gains and other income from strategic investments	$1,943	$—	$4,172	$4,356
(7)Includes tax costs for intellectual property integration relating to the Humio acquisition as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Provision for income taxes	$—	$—	$—	$48,824
Total provision for income taxes	$—	$—	$—	$48,824

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$2,318,858	$1,996,633
Accounts receivable, net of allowance for credit losses	418,799	368,145
Deferred contract acquisition costs, current	148,125	126,822
Prepaid expenses and other current assets	90,198	79,352
Total current assets	2,975,980	2,570,952
Strategic investments	35,585	23,632
Property and equipment, net	383,012	260,577
Operating lease right-of-use assets	28,463	31,735
Deferred contract acquisition costs, noncurrent	202,441	192,358
Goodwill	416,066	416,445
Intangible assets, net	89,840	97,336
Other long-term assets	22,849	25,346
Total assets	$4,154,236	$3,618,381
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,817	$47,634
Accrued expenses	101,181	83,382
Accrued payroll and benefits	102,687	104,563
Operating lease liabilities, current	10,316	9,820
Deferred revenue	1,363,558	1,136,502
Other current liabilities	17,691	24,929
Total current liabilities	1,649,250	1,406,830
Long-term debt	740,261	739,517
Deferred revenue, noncurrent	480,594	392,819
Operating lease liabilities, noncurrent	21,340	25,379
Other liabilities, noncurrent	19,444	16,193
Total liabilities	2,910,889	2,580,738
Commitments and contingencies
Stockholders’ Equity
Common stock, Class A and Class B	116	115
Additional paid-in capital	2,276,704	1,991,807
Accumulated deficit	(1,045,726)	(964,918)
Accumulated other comprehensive loss	(5,675)	(1,240)
Total CrowdStrike Holdings, Inc. stockholders’ equity	1,225,419	1,025,764
Non-controlling interest	17,928	11,879
Total stockholders’ equity	1,243,347	1,037,643
Total liabilities and stockholders’ equity	$4,154,236	$3,618,381

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2022	2021
Operating activities
Net loss	$(78,722)	$(140,189)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,146	24,969
Amortization of intangible assets	8,192	5,735
Amortization of deferred contract acquisition costs	77,554	50,419
Non-cash operating lease costs	4,524	4,469
Stock-based compensation expense	234,044	130,649
Deferred income taxes	1,604	(967)
Non-cash interest expense	1,366	1,199
Change in fair value of strategic investments	(4,128)	(4,356)
Changes in operating assets and liabilities, net of impact of acquisitions
Accounts receivable, net	(50,728)	(23,903)
Deferred contract acquisition costs	(108,940)	(87,576)
Prepaid expenses and other assets	(10,938)	(46,687)
Accounts payable	794	5,383
Accrued expenses and other liabilities	5,723	67,290
Accrued payroll and benefits	245	22,853
Operating lease liabilities	(4,704)	(5,022)
Deferred revenue	314,831	251,742
Net cash provided by operating activities	424,863	256,008
Investing activities
Purchases of property and equipment	(118,339)	(55,793)
Capitalized internal-use software and website development costs	(13,235)	(9,273)
Purchases of strategic investments	(7,825)	(7,309)
Business acquisitions, net of cash acquired	—	(353,746)
Purchases of intangible assets	(700)	—
Net cash used in investing activities	(140,099)	(426,121)
Financing activities
Payments of debt issuance costs related to revolving line of credit	—	(219)
Payment of debt issuance costs related to Senior Notes	—	(1,581)
Proceeds from issuance of common stock upon exercise of stock options	4,919	9,492
Proceeds from issuance of common stock under the employee stock purchase plan	34,445	27,452
Capital contributions from non-controlling interest holders	3,963	3,655
Net cash provided by financing activities	43,327	38,799

Effect of foreign exchange rates on cash, cash equivalents and restricted cash	(4,330)	(243)

Net increase (decrease) in cash, cash equivalents and restricted cash	323,761	(131,557)

Cash, cash equivalents and restricted cash, beginning of period	1,996,633	1,918,608
Cash, cash equivalents and restricted cash, end of period	$2,320,394	$1,787,051

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP subscription revenue	$506,199	$315,836	$966,021	$597,064
GAAP professional services revenue	28,954	21,854	56,966	43,469
GAAP total revenue	$535,153	$337,690	$1,022,987	$640,533

GAAP subscription gross profit	$386,112	$239,843	$737,992	$456,168
Stock based compensation expense	7,271	5,294	13,849	9,579
Amortization of acquired intangible assets	3,427	2,771	6,852	4,766
Non-GAAP subscription gross profit	$396,810	$247,908	$758,693	$470,513

GAAP subscription gross margin	76%	76%	76%	76%
Non-GAAP subscription gross margin	78%	78%	79%	79%

GAAP professional services gross profit	$8,474	$7,415	$17,596	$15,428
Stock based compensation expense	3,502	2,389	6,503	4,417
Non-GAAP professional services gross profit	$11,976	$9,804	$24,099	$19,845

GAAP professional services gross margin	29%	34%	31%	35%
Non-GAAP professional services gross margin	41%	45%	42%	46%

Total GAAP gross margin	74%	73%	74%	74%
Total Non-GAAP gross margin	76%	76%	77%	77%

GAAP sales and marketing operating expenses	$224,766	$153,861	$418,298	$288,992
Stock based compensation expense	(40,567)	(25,265)	(67,277)	(42,679)
Amortization of acquired intangible assets	(648)	(547)	(1,297)	(969)
Non-GAAP sales and marketing operating expenses	$183,551	$128,049	$349,724	$245,344

GAAP sales and marketing operating expenses as a percentage of revenue	42%	46%	41%	45%
Non-GAAP sales and marketing operating expenses as a percentage of revenue	34%	38%	34%	38%

GAAP research and development operating expenses	$137,864	$90,455	$261,263	$168,635
Stock based compensation expense	(40,043)	(25,808)	(74,079)	(43,609)
Non-GAAP research and development operating expenses	$97,821	$64,647	$187,184	$125,026

GAAP research and development operating expenses as a percentage of revenue	26%	27%	26%	26%
Non-GAAP research and development operating expenses as a percentage of revenue	18%	19%	18%	20%

GAAP general and administrative operating expenses	$80,263	$50,345	$148,217	$92,719
Stock based compensation expense	(40,167)	(17,531)	(72,336)	(30,365)
Acquisition-related expenses	—	(596)	(301)	(4,941)
Amortization of acquired intangible assets	(29)	—	(43)	—
Legal reserve and settlement charges	—	(2,500)	—	(2,500)
Non-GAAP general and administrative operating expenses	$40,067	$29,718	$75,537	$54,913

GAAP general and administrative operating expenses as a percentage of revenue	15%	15%	14%	14%
Non-GAAP general and administrative operating expenses as a percentage of revenue	7%	9%	7%	9%

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP loss from operations	$(48,307)	$(47,403)	$(72,190)	$(78,750)
Stock based compensation expense	131,550	76,287	234,044	130,649
Amortization of acquired intangible assets	4,104	3,318	8,192	5,735
Acquisition-related expenses	—	596	301	4,941
Legal reserve and settlement charges	—	2,500	—	2,500
Non-GAAP income from operations	$87,347	$35,298	$170,347	$65,075

GAAP operating margin	(9)%	(14)%	(7)%	(12)%
Non-GAAP operating margin	16%	10%	17%	10%

GAAP net loss attributable to CrowdStrike	$(49,285)	$(57,318)	$(80,808)	$(142,367)
Stock based compensation expense	131,550	76,287	234,044	130,649
Amortization of acquired intangible assets	4,104	3,318	8,192	5,735
Acquisition-related expenses	—	596	301	4,941
Amortization of debt issuance costs and discount	547	546	1,093	1,093
Legal reserve and settlement charges	—	2,500	—	2,500
Provision for income taxes(1)	—	—	—	48,824
Gains and other income from strategic investments attributable to CrowdStrike	(972)	—	(2,086)	(2,178)
Non-GAAP net income attributable to CrowdStrike	$85,944	$25,929	$160,736	$49,197

Weighted-average shares used in computing basic net loss per share attributable to CrowdStrike common stockholders (GAAP)	232,554	226,362	231,850	225,276

GAAP basic net loss per share attributable to CrowdStrike common stockholders	$(0.21)	$(0.25)	$(0.35)	$(0.63)

GAAP diluted net loss per share attributable to CrowdStrike common stockholders	$(0.21)	$(0.25)	$(0.35)	$(0.63)
Stock-based compensation	0.55	0.32	0.98	0.55
Amortization of acquired intangible assets	0.02	0.01	0.03	0.02
Acquisition-related expenses	—	—	—	0.02
Legal reserve and settlement charges	—	0.01	—	0.01
Provision for income taxes (1)	—	—	—	0.21
Adjustment to fully diluted earnings per share (2)	—	0.02	0.02	0.04
Gains and other income from strategic investments attributable to CrowdStrike	—	—	(0.01)	(0.01)
Non-GAAP diluted net income per share attributable to CrowdStrike common stockholders	$0.36	$0.11	$0.67	$0.21

Weighted-average shares used in diluted net income (loss) per share attributable to CrowdStrike common stockholders calculation:
GAAP	232,554	226,362	231,850	225,276
Non-GAAP	238,727	238,043	238,674	237,753
____________________________
(1)We use our GAAP provision for income taxes for the purpose of determining our non-GAAP income tax expense. The tax costs for intellectual property integration relating to the Humio acquisition is included in the GAAP provision for income taxes during the second quarter of fiscal 2022. The income tax benefits related to stock-based compensation, amortization of acquired intangibles assets, including purchased patents, acquisition related expenses, amortization of debt issuance costs and discount, gains and other income from strategic investments attributable to CrowdStrike and legal reserve and settlement charges or benefits included in the GAAP provision for income taxes were not material for all periods presented.
(2)For periods in which we had diluted non-GAAP net income per share attributable to CrowdStrike common stockholders, the sum of the impact of individual reconciling items may not total to diluted Non-GAAP net income per share attributable to CrowdStrike common stockholders because the basic share counts used to calculate GAAP net loss per share attributable to CrowdStrike common stockholders differ from the diluted share counts used to calculate non-GAAP net income per share attributable to CrowdStrike common stockholders and because of rounding differences. The GAAP net loss per share attributable to CrowdStrike common stockholders calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share attributable to CrowdStrike common stockholders.

CROWDSTRIKE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP net cash provided by operating activities	$209,906	$108,475	$424,863	$256,008
Purchases of property and equipment	(66,128)	(29,997)	(118,339)	(55,793)
Capitalized internal-use software and website development costs	(8,021)	(4,839)	(13,235)	(9,273)
Free cash flow	$135,757	$73,639	$293,289	$190,942

GAAP net cash used in investing activities	$(79,149)	$(41,175)	$(140,099)	$(426,121)
GAAP net cash provided by financing activities	$38,759	$36,190	$43,327	$38,799

GAAP net cash provided by operating activities as a percentage of revenue	39%	32%	42%	40%
Purchases of property and equipment as a percentage of revenue	(12)%	(9)%	(12)%	(9)%
Capitalized internal-use software and website development costs as a percentage of revenue	(1)%	(1)%	(1)%	(1)%
Free cash flow margin	25%	22%	29%	30%
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Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and facilitates period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets.
Non-GAAP Income from Operations
We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense, amortization of acquired intangible assets, including purchased patents, acquisition-related expenses and legal reserve and settlement charges or benefits.
Non-GAAP Net Income Attributable to CrowdStrike
We define non-GAAP net income attributable to CrowdStrike as GAAP net loss attributable to CrowdStrike excluding stock-based compensation expense, amortization of acquired intangible assets, including purchased patents, acquisition-related expenses, amortization of debt issuance costs and discount, gains and other income from strategic investments, legal reserve and settlement charges or benefits and the tax costs for intellectual property integration relating to the Humio acquisition.
Non-GAAP Net Income per Share Attributable to CrowdStrike Common Stockholders, Diluted

We define non-GAAP net income per share attributable to CrowdStrike common stockholders, as non-GAAP net income attributable to CrowdStrike divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period. We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net income attributable to CrowdStrike when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software and website development costs. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.
Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.